Press release

RBC Bearings Incorporated Announces Fiscal 2009 Fourth Quarter Results

Oxford, CT – May 27, 2009 – RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today reported results for the fourth quarter ended March 28, 2009.

Fourth Quarter Highlights

	Q4 Fiscal 2009		Q4 Fiscal 2008		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$83.8		$92.1		-9.0%
Gross margin	$28.9	$29.4	$32.3	$32.3	-10.5%	-9.2%
Gross margin %	34.5%	35.0%	35.1%	35.1%
Operating income	$10.0	$14.3	$18.0	$18.4	-44.5%	-22.1%
Net income	$6.5	$9.6	$12.0	$12.3	-46.2%	-21.8%
Diluted EPS	$0.30	$0.44	$0.55	$0.57	-45.5%	-22.8%
(1) Results exclude items in reconciliation below.

 Twelve Month Highlights

	Fiscal Year 2009		Fiscal Year 2008		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$355.8		$330.6		7.6%
Gross margin	$118.2	$120.5	$113.6	$113.6	4.1%	6.1%
Gross margin %	33.2%	33.9%	34.4%	34.4%
Operating income	$55.0	$62.9	$62.9	$64.0	-12.5%	-1.6%
Net income	$34.5	$40.4	$40.2	$40.8	-14.3%	-0.8%
Diluted EPS	$1.58	$1.86	$1.84	$1.87	-14.1%	-0.5%
(1) Results exclude items in reconciliation below.

“I am pleased with the progress and results of our business in light of the economic downturn that evolved throughout the year,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “Our sales for the fiscal year grew modestly while we took strategic actions to expand our offering both organically and through the integration of recent acquisitions.  We are committed to sustaining the profitability of our broad portfolio of products and our team did an exceptional job preparing and responding to the challenges that arose in late fiscal 2009.”

Fourth Quarter Results

Net sales for the fourth quarter of fiscal 2009 were $83.8 million, a decrease of 9.0% from $92.1 million in the fourth quarter of fiscal 2008. The decrease of 9.0% was driven by a decrease of 28.1% in our industrial business offset by a 6.6% increase in net sales in our aerospace and defense business.  Gross margin for the fourth quarter was $28.9 million compared to $32.3 million for the same period last year. Gross margin as a percentage of net sales was 34.5% in the fourth quarter of fiscal 2009 compared to 35.1% for the same period last year. The decline in gross margin percentage was mainly driven by start-up costs associated with the Company’s expansion into new bearing products and the inclusion of recent acquisitions which are currently operating at lower gross margin levels.  Gross margin as a percentage of sales, excluding $0.4 million of start-up costs, was 35.0% compared to 35.1% for the same period last year.

Operating income decreased 44.5% to $10.0 million for the fourth quarter of fiscal 2009 compared to $18.0 million for the same period last year. As a percentage of net sales, operating income was 11.9% compared to 19.5% for the same period last year. Operating income excluding start-up costs associated with the expansion into new bearing products, facility moving and consolidation expenses and a non-cash fixed asset impairment charge was $14.3 million, a decrease of 22.1% compared to adjusted operating income for the same period last year.  As a percentage of net sales, operating income, excluding these charges, was 17.1% compared to 19.9% for the same adjusted period last year.

Interest expense, net for the fourth quarter of fiscal 2009 was $0.5 million, compared to $0.7 million for the same period last year.

Other non-operating expense was $0.2 million for the fourth quarter of fiscal 2009.  This was mainly comprised of $0.2 million of foreign exchange losses on British Pound Sterling inter-company loans to our Phoenix division in the United Kingdom.  Since these loans are not considered long-term in nature, the resulting translation losses are included in net income.

For the fourth quarter of fiscal 2009, the Company reported net income of $6.5 million compared to net income of $12.0 million in the same period last year.  Excluding the after-tax start-up costs associated with the expansion into new bearing products, facility moving and consolidation expenses, fixed asset impairment charge, and the foreign exchange loss, net income decreased 21.8% to $9.6 million compared to $12.3 million for the same adjusted period last year.

Twelve Month Results
Net sales for the twelve month period ended March 28, 2009 were $355.8 million, an increase of 7.6% from $330.6 million for the twelve month period ended March 29, 2008. Gross margin for the twelve month period ended March 28, 2009 rose 4.1% to $118.2 million compared to $113.6 million for the same period last year. Gross margin as a percentage of net sales was 33.2% for the twelve month period of fiscal 2009 compared to 34.4% for the same period last year. The decline in gross margin percentage was mainly driven by start-up costs associated with the Company’s expansion into new bearing products and the inclusion of recent acquisitions which are currently operating at lower gross margin levels.  Gross margin as a percentage of sales, excluding $2.3 million of start-up costs, was 33.9% compared to 34.4% for the same period last year.

For the twelve month period ended March 28, 2009, the Company reported operating income of $55.0 million compared to $62.9 million for the same period last year.  Operating income excluding start-up costs associated with the expansion into new bearing products, facility moving and consolidation expenses and disposal and impairment of fixed assets was $62.9 million for the twelve month period ended March 28, 2009 compared to $64.0 million for the same adjusted period last year.  Operating income as a percentage of sales excluding these charges was 17.7% for the twelve month period ended March 28, 2009 compared to 19.3% for the same adjusted period last year.

Interest expense, net for the twelve month period ended March 28, 2009 was $2.6 million, a decrease of $0.8 million, from $3.4 million for the same period last year.

Other non-operating expense was $0.6 million for the twelve month period ended March 28, 2009.  This was mainly comprised of $0.4 million of income from the CDSOA payment offset by $1.0 million of foreign exchange losses on British Pound Sterling inter-company loans to our Phoenix division in the United Kingdom.  Since these loans are not considered long-term in nature, the resulting translation losses are included in net income.

Net income for the twelve month period ended March 28, 2009 was $34.5 million compared to net income of $40.2 million for the same period last year.  Excluding the after-tax start-up costs associated with the expansion into new bearing products, facility moving and consolidation expenses, disposal and impairment of fixed assets, the loss on early extinguishment of debt, exclusion of the CDSOA payment and the foreign exchange loss, net income was $40.4 million compared to $40.8 million for the same adjusted period last year.

Fixed Asset Impairment Charge
The Company had a non-cash fixed asset impairment charge of $3.8 million in the fourth quarter of fiscal 2009.  This charge was associated with a change in production capacity for the Class 8 Truck market.

CDSOA Payment
In December 2008, the Company received approximately $0.4 million in payments under the U.S. Continued Dumping and Subsidy Offset Act “CDSOA” compared to $0.3 million received in December 2007.  The CDSOA distributes antidumping duties paid by overseas companies to qualified domestic firms hurt by unfair trade.  This payment has been classified below Operating income in “Other non-operating expense (income)” on the Consolidated Statements of Operations.

Outlook
“Looking ahead, we anticipate continued challenges in fiscal 2010.  The industrial sector is expected to remain soft for us, but we believe our solid position in the aerospace and defense markets will certainly offset some of this decline. I am confident that we can sustain our operating margins at or near recent historic levels throughout the year.  Our strong balance sheet has put us in a unique position to evaluate new growth opportunities and we feel we are in a very good position to capitalize on an improving economy in all of the sectors we serve,” concluded Dr. Hartnett.

Live Webcast
RBC Bearings Incorporated will host a webcast at 11:00 a.m. ET today to discuss the quarterly results.  To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon.  If you do not have access to the Internet and wish to listen to the call, dial 877-879-6203 (international callers dial 719-325-4803).  An audio replay of the call will be available from 2:00 p.m. ET on Wednesday, May 27th until 11:59 p.m. ET on Wednesday, June 10th. The replay can be accessed by dialing 888-203-1112 (international callers dial 719-457-0820) and entering conference call ID # 3477425.  Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures
In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles (“GAAP”), this press release also discloses non-GAAP results of operations that exclude certain charges.  These non-GAAP measures adjust for charges that Management believes are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.  A reconciliation of the non-GAAP measures disclosed in the press release with the most comparable GAAP measures are included in the financial table attached to this press release.

About RBC Bearings
RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components.  Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets.  Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 2,018 people and operates 22 manufacturing facilities in four countries.

Safe Harbor for Forward Looking Statements
Certain statements in this press release contain “forward-looking statements.”  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing.  Forward-looking statements may include the words “may,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” and other similar words.  Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company.  These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K.  The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings
Daniel A. Bergeron
203-267-5028
dbergeron@rbcbearings.com

FD
Michael Cummings
617-747-1796
investors@rbcbearings.com

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 28,	March 29,	March 28,	March 29,
	2009	2008	2009	2008

Net sales	$83,841	$92,138	$355,796	$330,600
Cost of sales	54,895	59,796	237,576	217,022
Gross margin	28,946	32,342	118,220	113,578

Operating expenses:
Selling, general and administrative	14,297	13,672	55,779	48,904
Other, net	4,688	707	7,471	1,824
Total operating expenses	18,985	14,379	63,250	50,728

Operating income	9,961	17,963	54,970	62,850

Interest expense, net	525	659	2,605	3,407
Loss on early extinguishment of debt	-	-	319	27
Other non-operating expense (income)	154	249	645	(463)
Income before income taxes	9,282	17,055	51,401	59,879
Provision for income taxes	2,799	5,016	16,947	19,685
Net income	$6,483	$12,039	$34,454	$40,194

Net income per common share:
Basic	$0.30	$0.56	$1.60	$1.87
Diluted	$0.30	$0.55	$1.58	$1.84

Weighted average common shares:
Basic	21,579,235	21,563,478	21,570,979	21,457,846
Diluted	21,665,935	21,774,818	21,738,812	21,802,711

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 28,	March 29,	March 28,	March 29,
	2009	2008	2009	2008
Reconciliation of Reported Operating Income to Adjusted Operating Income:

Reported operating income	$9,961	$17,963	$54,970	$62,850
Large bearing start-up costs	425	-	2,300	-
Facility moving and consolidation expenses	163	145	1,231	734
Disposal of fixed assets	3,769	261	4,445	366
Adjusted operating income	$14,318	$18,369	$62,946	$63,950

	Three Months Ended		Twelve Months Ended
	March 28,	March 29,	March 28,	March 29,
	2009	2008	2009	2008
Reconciliation of Reported Net Income and Net Income Per Common Share to Adjusted Net Income and Adjusted Net Income Per Common Share:

Reported net income	$6,483	$12,039	$34,454	$40,194
Large bearing start-up costs (1)	297	-	1,542	-
Facility moving and consolidation expenses (1)	114	102	825	493
Disposal of fixed assets (1)	2,632	184	2,979	246
Loss on early extinguishment of debt (1)	-	-	214	18
CDSOA payment (1)	-	-	(253)	(171)
Foreign exchange loss on inter-company loans (1)	108	-	685	-
Adjusted net income	$9,634	$12,325	$40,446	$40,780
(1) Item was tax effected at the effective tax rate.

Adjusted net income per common share:
Basic	$0.45	$0.57	$1.88	$1.90
Diluted	$0.44	$0.57	$1.86	$1.87

Adjusted weighted average common shares:
Basic	21,579,235	21,563,478	21,570,979	21,457,846
Diluted	21,665,935	21,774,818	21,738,812	21,802,711

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 28,	March 29,	March 28,	March 29,
	2009	2008	2009	2008
Segment Data, Net External Sales:

Roller bearings segment	$22,836	$27,437	$94,428	$97,019
Plain bearings segment	39,864	41,987	166,658	154,535
Ball bearings segment	15,867	16,420	63,625	56,677
Other segment	5,274	6,294	31,085	22,369
	$83,841	$92,138	$355,796	$330,600

	Three Months Ended		Twelve Months Ended
	March 28,	March 29,	March 28,	March 29,
	2009	2008	2009	2008
Selected Financial Data:

Depreciation and amortization	$2,614	$2,849	$12,160	$10,465

Incentive stock compensation expense	$746	$485	$2,502	$1,255

Cash provided by operating activities	$12,176	$2,471	$44,741	$27,077

Capital expenditures	$9,856	$3,470	$27,583	$17,758

Total debt			$68,151	$57,750

Cash on hand			$30,557	$9,859

Total debt minus cash on hand			$37,594	$47,891

Backlog			$179,316	$217,709